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                                                                    Exhibit 99.7
                                                                    ------------



                                April 10, 1998


Specialty Products & Insulation Co.
120 North Shippen Street
Lancaster, Pennsylvania 17602

Gentlemen and Ladies:

     The undersigned hereby consents to act as Vice President, Chief Financial Officer, Secretary and Treasurer of Specialty Products & Insulation Co. (the "Company") and to be named as a person who will become Vice President, Chief Financial Officer, Secretary and Treasurer of the Company in the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission, and any amendments thereto.

                                   Very truly yours,



                                   Michael J. Hughes
                                   -----------------
                                   Michael J. Hughes